File No:                   40373-0003

CONSENT

We consent to the use of and reference to our firm name under the heading “Material Canadian Income Tax Consequences” in the registration statement on form S-4 to be filed by Viosolar Inc. with the United States Securities and Exchange Commission in connection with the continuance of the Company from Alberta to Nevada pursuant to the Nevada Revised Statutes Chapter 78.

Vancouver, Canada	/s/ Clark Wilson LLP
September 11, 2013	Barristers & Solicitors